UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
November 18, 2013

AZZ incorporated
(Exact name of registrant as specified in its charter)

TEXAS (State or Other Jurisdiction of Incorporation or Organization)	1-12777 (Commission File No.)	75-0948250 (I.R.S. Employer Identification Number)

One Museum Place, Suite 500 3100 West 7th Street Fort Worth, TX 76107 (Address of principal executive offices, including zip code)

Registrant’s Telephone Number, including Area Code:	(817) 810-0095

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

AZZ incorporated (“AZZ”) announced that after 24 years of dedicated service to AZZ, Mr. Richard W. Butler resigned from his position as Vice President and Corporate Controller effective as of November 18, 2013. Mr. Butler has agreed to continue to provide consulting services to AZZ, on an as-requested basis, through February 28, 2014.

AZZ has appointed Mr. Robert J. Steines, age 51, to serve as Vice President and Chief Accounting Officer of AZZ, and, effective as of November 18, 2013, Mr. Steines has assumed the responsibilities related to such offices. Previously, Mr. Steines served as Vice President and Corporate Controller of Great Lakes Dredge & Dock Company, a NASDAQ listed provider of construction services in dredging and land reclamation, and in various executive capacities with St. Jude Medical, a manufacturer of medical devices, since 2001.

In his position as Vice President and Chief Accounting Officer, Mr. Steines will participate in AZZ’s short term incentive plan (the “STI Plan”), which provides for an annual cash bonus payment based on the achievement of certain individual and company-wide goals. Additionally, on November 18, 2013 Mr. Steines will receive a grant of stock appreciation rights and restricted stock units issued under the AZZ incorporated Amended and Restated 2005 Long Term Incentive Plan (the “LTI Plan”) as compensation for his services during the fiscal year ended February 28, 2014. These equity awards will have an aggregate value of approximately $25,000, which reflects the proration of the annual target value established by AZZ for these equity awards of $90,000. Mr. Steines will be eligible to receive additional equity awards on March 1, 2014, in type and amount determined by the compensation committee of AZZ’s board of directors, as compensation for his services during the fiscal year ended February 28, 2015.

The foregoing summary descriptions of the STI Plan and the LTI Plan do not purport to be complete and are qualified in their entirety by reference to the description of the STI Plan contained in the Proxy Statement on Schedule 14A filed by AZZ on June 4, 2013 and the terms of the LTI Plan, a copy of which is included as Annex A to the Proxy Statement on Schedule 14A filed by the Company on June 4, 2009 and incorporated herein by reference, respectively.

In addition, Mr. Steines has entered into a change in control agreement with AZZ, dated November 18, 2013. Under Mr. Steines’s change in control agreement, a payment equal to two times his “base amount” as that term is used in Section 290G(b)(3) of the Internal Revenue Code of 1986, as amended, will be made to Mr. Steines if, within one year following a change in control, Mr. Steines is terminated by AZZ for reasons other than cause or if Mr. Steines terminates employment for good reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ incorporated (Registrant)
Date: November 18, 2013	By:	/s/ Dana L. Perry
Dana Perry Senior Vice President Finance Chief Financial Officer